Exhibit 99.30

Endesa independent: an alternative with greater value

Juan Muro-Lara

MD Corporate Development

Chairman Office

January 25th 2007

acciona

Pioneers in development and sustainability

Disclaimers

This presentation contains statements that constitute forward looking statements in its general meaning and within the meaning of Spanish Applicable Law and any other applicable law (including U.S. law) regarding securities markets. These statements appear in a number of places in this document and include statements regarding the intent, belief or current expectations, estimates regarding future growth in the energy industry and the global business, market share, financial results and other aspects of the activity and situation relating to ACCIONA, S.A. ("ACCIONA") and Endesa, S.A. ("Endesa"). The forward-looking statements in this document can be identified, in some instances, by the use of words such as "expects", "anticipates", "intends", and similar language or the negative thereof or by forward-looking nature of discussions of strategy, "prospects", plans or intentions.

Such forward looking statements are not guarantees of future performance and involve risks and uncertainties and actual results may differ materially from those in the forward looking statements as a result of various factors.

Analysts and investors are cautioned not to place undue reliance on those forward looking statements which speak only as of the date of this presentation. ACCIONA undertakes no obligation to release publicly the results of any revisions to these forward looking statements which may be made to reflect events and circumstances after the date of this presentation, including, without limitation, change in ACCIONA's business or acquisition strategy to reflect the occurrence of unanticipated events. Shareholders, analysts and investors are encouraged to consult ACCIONA's Annual Accounts as well as periodic filings filed with the Spanish Market Regulator.

This presentation does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any security, nor is it a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this announcement in any jurisdiction in contravention of applicable law.

This release, publication or distribution of this presentation in certain jurisdictions may be restricted by law and therefore persons in any such jurisdiction into which this presentation is released, published or distributed should inform themselves about and observe such restrictions.

Shareholders of Endesa are Urged to Read Acciona's Solicitation/Recommendation on Schedule 14D-9 When it Becomes Available. Following the commencement of E.ON's offer, unless an exemption is available under the rules of the U.S. Securities and Exchange Commission (the "SEC"), Acciona expects to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with regard to the E.ON offer, which will contain important information. Investors are urged to read this document when it becomes available. Filings made by Acciona with the SEC are available without charge from the SEC's website at www.sec.gov.

The valuations and estimates in the present document which reference or indicate as source "Lazard" have been prepared by Lazard Asesores Financieros, S.A. ("Lazard") at the request of Acciona S.A. ("Acciona") to assist Acciona in preparing a presentation "Endesa independent: stronger business, greater value" to be submitted to the Comisión Nacional de Mercado de Valores (the "CNMV") on January 25, 2007. The foregoing valuations and estimates (the "Valuations and Estimates") may not be relied upon by any other person other than Acciona.

The Valuations and Estimates do not confer rights or remedies upon the shareholders of Acciona or Endesa or any other person and shall not be used for any purpose other than the one set forth in the preceding paragraph.

The Valuations and Estimates are based on publicly available information which has not been independently verified by Lazard. Any estimates and projections contained in the Valuations and Estimates involve significant elements of subjective judgment and analysis, which may or may not be correct. In preparing the Valuations and Estimates, Lazard has assumed that the valuation of assets and liabilities and profit and cash flow forecasts of Endesa S.A. are reliable and did not independently verify the assets or liabilities of Endesa S.A.. None of Lazard, any of its affiliates, or any of its direct or indirect shareholders or any of its or their respective members, employees or agents provides any guarantee or warranty (express or implied) or assumes any responsibility with respect to the authenticity, origin, validity, accuracy or completeness of such information and data, or assumes any obligation for damages, losses or costs (including, without limitation, any direct or consequential losses) resulting from any errors or omissions contained in the presentation or the Valuations and Estimates.

The economic valuations contained in the Valuations and Estimates are necessarily based on current market conditions, which may change significantly over a short period of time. Changes and events occurring after the date hereof may, therefore, affect the validity of the Valuations and Estimates contained in this presentation and Lazard assumes no obligation to update and/or revise the Valuations and Estimates or the information and data upon which they have been based.

Table of Contents

Endesa: a global leader with greater value

Endesa: leader by size and growth

- One of the largest utility companies in the world with better growth prospects than its peers

World Class Utility Leader

- One of the largest utility companies in the world:
1 in Spain
1 in Latam
3 in Italy and France

Leader by Growth

- Electricity demand in Spain is growing at double the rate of Europe and Latam is growing faster than Spain
- In the next few years, Endesa is expected to improve its position in global rankings

Leadership ability in the ongoing consolidation of the sector

- On its own, Endesa has the ability to lead the consolidation of the European utility sector

Additional Business Opportunities

-Significant upside potential in Endesa's Business Plan
-Revenue synergies with Acciona
- Upside from aligned shareholding–management structure
- Opportunity to create the worldwide leader in renewable energies

Limited Downside Risks

- Solid profitability and growth fundamentals
- Sum-of-the-parts valuation well above current share price
- Strategic asset in future pan-european sector consolidation

Endesa: a global leader in the electricity sector

- **Endesa** is a global leader in the electricity sector:
  - #1 in Spain
  - #1 in Latam
  - #3 in Italy
  - #3 in France
  - 46GW of total installed capacity
  - 185,264 GWh produced
  - 23 million customers
- **Endesa** holds a privileged position in the Spanish utility market:
  - 38% share in electricity generation
  - 43% share in distribution
  - 41% share in sales to end customers
- Most competitive and efficient generation portfolio in the sector
- Diversified generation mix
- Positive cash flow generation in all businesses
- Strong potential for value creation and shareholder return
- Business Plan 2005-2009E: strong recurrent growth with upside potential

Endesa: a global leader in the electricity sector

EV (€ billion)


EDF
156
E.On
105
RWE
81
Suez
72
Endesa
67
Enel
64
Exelon
54
Duke
43
Iberdrola
43

Global installed capacity (GW)


EDF
131
E.On
69
Suez
58
Enel
46
Endesa
46
RWE
43
Duke
42
Exelon
31
Iberdrola
28

Net Profit 2006E


EDF
4,614
E.On
4,392
Enel
3,215
Suez
3,136
Endesa
2,950
RWE
2,785
Iberdrola
1,603
Duke
1,488
Exelon
1,188

Endesa is the fifth largest utility in the world, a sound position to lead the consolidation of the sector. Endesa has better growth prospects than its peers.

Source: Company´s presentations and market estimates

Endesa: a global leader in the electricity sector

Geographic presence



EBITDA 3Q 2006


Latam
30%
Spain and
Portugal
54%
Europe
16%

Generation Mix 2006E


Renewable
6%
Coal
20%
Nuclear
12%
Hydro
28%
Fuel Gas
18%
CCGT
16%

EBITDA 3Q 2006


Distribution
30%
Generation
70%

Source: Endesa's 3Q 2006 Results presentation

Options for Endesa's shareholders

endesa

ENDESA IS WORTH MORE

- Leader
  - Spain
  - Latam
  - Italy and France
- Recent favourable regulatory changes
  - Generation
  - Distribution
- Financial Discipline
  - Dividend Yield 06-09 ≈ 5%
  - Ebitda Growth [1] 06-09: 8%
- Potential upside
  - Conservative Business Plan improvements
  - Additional leverage capacity (1,4x book value)

?

Sell at the Offer

- Loss of UPSIDE
  - Current share price doesn't reflect Endesa´s fair value
  - Current offer doesn´t include a control premiun
  - Leadership through a Spanish investor group
- Impossibility to invest directly in Endesa
  - Delisting of Endesa following E.On's offer if there is a lack of liquidity

(1) Like-for-like growth deducting the historical deficit for non-mainland systems in 2006 (€227m) and non-recurrent regulatory items corresponding to previous years in Italy (€86m)

Endesa as a subsidiary of E.On's raises conflicts

DECISION CENTRES would be relocated to Germany

Conflicts in the allocation of **NEW INVESTMENTS**

Potential **LOSS OF R&D** investment in Spain

Conflicts related to the **GUARANTEED SUPPLY** - Spain vs. Germany

Medium term impact to the **SPANISH MINING INDUSTRY**

Decrease of Endesa's and Spain's role in the business community (Europe & Latam)

OTHER EXPERIENCES DEMONSTRATE IT IS AGAINST THE INTEREST OF SPANISH STAKEHOLDERS

Upside to Endesa's current share price

Reduced Uncertainties

- Forthcoming sector full liberalization
- Tariff model that reflects the real cost of energy
- "Ex-ante" recognition of tariff deficit
- Foreseeable adjustment to the imminent restructuring of distribution fees
- "PNA" 08-12
- Stabilisation of regulations in relation to international standards after the absorption of energy price increases

Economic situation very favourable

- High prices of the "Pool"
- High liquidity in the market and low and stable interest rates
- Macroeconomic and exchange rate stability in Latam countries

Management redirection towards value creation

- Distribution of 100% of capital gains
- Investment in growth prospects
  - Renewables
  - Generation in Spain
- Dividend growth minimum ≈ 12%
- Potential for additional Latam cash return
- Book value of assets (Italy, France, Latam, generation in Spain) is well below market
- Capital structure optimisation
- Value opportunities in external markets

Current offer is opportunistic and eliminates Endesa's upside

Resilient share price and valuation fundamentals

ENDESA TRADES AT A DISCOUNT TO IBERIAN AND EUROPEAN PEERS

- Endesa trades at 9.4x Ebitda '06E compared to Iberdrola's 11.1x, the Iberian market average of 10.9x and the European sector average of 10.4x
- Endesa trades at PE' 06E of 13.8x, compared to Iberdrola's 17.6x, the Iberian market average of 17.6x and the European sector average of 16.8x
- Endesa would trade at €48.1[1] per share if its Ebitda '06E multiple in line with the Iberian peers or €45.0[1] per share with its European peers

Current share price trades at a discount to fair value

MULTIPLES PAID IN THE SECTOR FOR TRANSACTIONS (FOR CONTROL BUT ALSO FOR MINORITY INTERESTS) EXCEED 10x EBITDA

- The average EBITDA multiple paid in comparable precedent transactions is 11.7x
- That multiple would imply a €53.9 [1] per share valuation

EUROPEAN MARKET IS UNDERGOING A CONSOLIDATION PHASE

- The giant public utilities will reduce state ownership, freeing them to pursue acquisitions hence maintaining or increasing market valuations
- The privatisation of EDF, GdF and ENEL and their low international diversification will increase buyer pressure
- The integration of energy markets will let companies exploit synergies that justify premiums to current valuations

Current share price doesn't include a control premium

Acciona believes that the intrinsic value of Endesa, supported by its strong fundamentals and illustrated by Lazard's valuations described below, should not be affected if the tender offers are unsuccessful

(1) Source: Lazard. Endesa´s Business Plan (24/01/07) and Factset Consensus

Resilient share price and valuation fundamentals

KEY PLAYER	• Spanish Leader: leader in the fastest growing European market (Endesa's Spanish production 2005: 93,625 GWh vs Iberdrola: 63,582 GWh) • Opportunity to create the world's leader in renewables: the fastest growing energy segment • Leader in Latin America: one of the regions with the brightest growth prospects (Enersis is the largest private energy group of Latin America)
ASSETS INSENSITIVE TO MARKET CYCLES	• The electrical sector of Spain has been growing at double the estimates since 1997 (5.7% vs. an estimated 3.0%) • Growth is expected to continue to be above the European average (1.5% for EU vs. 4% for Spain) • The cap on tariffs in place since 2002 has been eliminated. The target of the new tariff model is to reflect the real cost of energy
SHARE BUYBACK	• A potential share buy back, at current market price, would be EPS accretive

Acciona believes that the intrinsic value of Endesa, supported by its strong fundamentals and illustrated by Lazard's valuations described below, should not be affected if the tender offers are unsuccessful

Attractive Dividend Policy and Capex

ENDESA	IBERDROLA	UNION FENOSA
DIVIDENDS AND INVESTMENTS		
€2,541 million (1) in 2005	€793 million in 2005	€232 million in 2005
€9,900 million 2005-2009	€3,000 million 2007-2009	€2,500 million 2007-2011
Capex: €12,300 million 2007-2009	Capex: €9,000 million 2007-2009	Capex: €7,500-9,700 million 2007-2011

Endesa ranks #2 in the Ibex 35 and #1 within Iberian utilities by dividend yield

IBEX 35(2)



7,0%
6,7%
5,6%
4,5%
3,7%
Mapfre
Endesa
Telecinco
Antena 3
Banco Sabadell

Utility sector(2)



7,9%
6,7%
3,4%
2,6%
Enel
Endesa
E.On
Iberdrola
U.Fenosa

(1) Includes €1,341 million from non-strategic asset divestments (2) Dividends paid in 2006

Source: Company's presentations

Endesa is worth more according to its Business Plan

Endesa is worth more on a "stand alone" basis

Iberian (1) Comparable Multiples Average
€ 48.6

European (1) Comparable Multiples Average
€ 45.9

Adjusted by Growth Multiple
€48.1

Current share price trades at a discount to fair value

endesa

€ 46.7
Discounted Dividend Valuation

€ 45.3
Sum-of-the-parts

Current share price doesn't include a control premium

(1) Endesa is not included. 2006e EV/Ebitda and PER average. Endesa 2006e Ebitda and Net Income according to updated Business Pla

Valuation based on Endesa's updated Business Plan (as of 24/01/07)
Valuation methodologies DO NOT include a control premium

Source: Implied prices based on Lazard valuations and estiimates, Factset Consensus and Endesas Business Plan (24/01/07)

acciona
Pioneers in development and sustainability

Comparable Trading Multiples in Iberian Market

This valuation methodology **does not include a control premium**, estimated to be at least 25-35% in comparable transactions

Endesa's implied price based on peer EV/EBITDA 06e ratios



60
50
40
30
20
10
0
42.3
49.4
52.7
48.1
2006
Union Fenosa
Iberdrola
EDP
Average

Endesa's implied price based on peer PE 06e ratios



Endesa is worth €48.6
60
50
40
30
20
10
0
50.6
49.0
47.4
49.0
2006
Union Fenosa
Iberdrola
EDP
Average

Source: Implied prices based on Lazard valuations and estimates, Factset Consensus and Endesas Business Plan (24/01/07)

acciona

Adjusted by Growth Multiples

- Standardizing the adjusted multiples by the different expected growth rates for Endesa vs. European comparables, we would value Endesa at €48.1
- This valuation methodology **does not include a control premium**, estimated to be at least 25-35% in comparable transactions

Endesa is worth €48.1

	Endesa	European average (1)
Ebitda growth (CAGR 05-08e)	**9.8%**	**9.2%**
Ebitda multiple 2006e	**9.4x**	**10.2x**
Endesa's adjusted by growth multiple	n.a.	**10.9x**
Endesa's share value by adjusted multiple		**€48.1**

Source: Implied prices based on Lazard valuations and estimates, Factset Consensus and Endesas Business Plan (24/01/07)
(1) Spanish companies and EDP are not included

Discounted Dividend Valuation

- This valuation methodology **does not include a control premium**, estimated to be at least 25%-35% in comparable transactions
- Dividend growth commitment of Endesa 2005-2009
  - Ordinary dividend annual growth is higher than 12%
- Dividend commitment in 2006: €1.6 per share
  - Ordinary Dividend: €1.3 per share
  - Dividend from divestments: €0.3 per share

Endesa is worth €46.7

Endesa's value per share by Discounted Dividend Valuation(1) €46.7

(1) Lazard valuations and estimates assuming a "cost of equity" of 8.2% and a dividend growth rate for perpetuity of 5%. GAGR 05-09 dividend growth 12% based on Endesa´s Business Plan (24/01/07)

acciona

Endesa's Sum-Of-The-Parts Valuation

- This valuation methodology **does not include a control premium**, estimated at least 25-35% in comparable transactions

Endesa SOTP valuation

	Value (€ m.)	Value per Share (€)
Coal peninsula	3.810	3,6
Fuel and Gas peninsula	935	0,9
Hydro + Nuclear (peninsula)	18.230	17,2
Generation out of the peninsula	3.620	3,4
CO_2	1.710	1,6
Total Generation	**28.305**	**26,7**
Renewables	1.920	1,8
Distribution	13.200	12,5
Spain and Portugal	**43.425**	**41,0**
Endesa Italy	8.864	8,4
Snet	2.356	2,2
Rest of Europe	**11.220**	**10,6**
Value of 60% of Enersis	5.337	5,0
Other assets in Latam	1.400	1,3
Latam Business (equity value)	**6.737**	**6,4**
Stake in REE - 3%	122	0,1
Other financial assets	1.094	1,0
Financial Investments	**1.216**	**1,1**
Real Estate (Bolonia)	**1.154**	1,1
Total EV	**63.751**	**60,2**
Net Debt	-11.024	**-10,4**
Provisions	-4.207	**-4,0**
Minority interests	-2.922	**-2,8**
Equity Value	**45.598**	**43,1**
Number of shares	1.059	
Price per Share	**43,1**	
Financial Efficiency	2,2	
Adjusted Price per Share	**45,3**	

Endesa is worth €45.3

Source: Lazard valuations and estimates

acciona

Endesa is worth more on a "stand alone" basis

Comparable Transaction Multiples Average

endesa → **€ 53.9**

Valuation based on Endesa's updated business outlook (as of 24/01/07).
This valuation methodology includes a control premium

Source: Implied prices based on Lazard valuations and estimates, Factset Consensus and Endesas Business Plan (24/01/07)

acciona

Comparable Transaction Multiples

Endesa's implied price based on 2006e EV/EBITDA multiple of comparable transactions



Endesa is worth €53.9
54.3
77.9
44.9
43.5
70.2
44.2
41.9
Average: €53.9
Endesa-Iberdrola
2000
Ferroatlantica-H. Cantábrico
2001
Enel-Viesgo
2001
ACS-Unión Fenosa
2005
Suez-Electrabel
2005
EDF-Edison
2005
Iberdrola-Scottish Power
2006

Source: Implied prices based on Lazard valuations and estimates, Factset Consensus and Endesas Business Plan (24/01/07), company accounts and market researches

Historical Trading Performance

- Following E.On´s revised offer, as a result of Acciona´s investment, Endesa's share price is now performing in line with its peers in the Spanish market
- Endesa's current share price does not reflect a control premium



44.0
40.0
36.0
32.0
28.0
24.0
20.0
16.0
12.0
8.0
4.0
May 21, 2001 I S-Galán appointed Iberdrola CEO
Jul 3 2006 € 2.095 dividend per share declared by Endesa
Shareholder's meeting of GN Apr 7 06
CNMV approves tender offer by GN Feb 27 2006
Tender offer E.ON Feb 21 2006
Tender Offer Gas Natural Sep 5 2005
Acciona announces share purchase Sept 25 2006
Endesa: +108%
Iberdrola: +97%
Unión Fenosa: +78%
Current share price trades at a discount to fair value
Current share price doesn't include a control premium
21 May 01
21 Jul 01
21 Sep 01
21 Nov 01
21 Jan 02
21 Mar 02
21 May 02
21 Jul 02
21 Sep 02
21 Nov 02
21 Jan 03
21 Mar 03
21 May 03
21 Jul 03
21 Sep 03
21 Nov 03
21 Jan 04
21 Mar 04
21 May 04
21 Jul 04
21 Sep 04
21 Nov 04
21 Jan 05
21 Mar 05
21 May 05
21 Jul 05
21 Sep 05
21 Nov 05
21 Jan 06
21 Mar 06
21 May 06
21 Jul 06
21 Sep 06
21 Nov 06
21 Jan 07
ENDESA
IBERDROLA
UNION FENOSA

Source: Factset

acciona

Endesa's Conservative Business Plan: additional value potential

Business Plan 2007 - 2009

- Key financial targets:
  - EBITDA: 2006E-2009E CAGR 8%
  - Ordinary Net Income: 2006E-2009E CAGR 5%
  - Dividend policy:
    - Ordinary 12% CAGR
    - 100% of capital gains from disposals
  - Gearing 2009e: 1.1x

- Investment Plan of €12,300 million:
  - Spain and Portugal €6,700 million
  - Latin America €2,500 million
  - Europe €2,900 million
  - Others €200 million

- Increase in generation capacity:
  - Spain and Portugal 4,890 MWs
  - Latin America 825 MWs
  - Europe 950 MWs

Endesa's Business Plan is conservative compared to its market peers (Iberdrola, U.Fenosa & EDP)

Source: Endesa 2006 preliminary results announced January 24th, 2007

Endesa's Business Plan: Conservative Assumptions

ENDESA	IBERDROLA	UNION FENOSA	EDP

EBITDA (€m)



7,140
CAGR: +8% (1)
8,500
2006E
2009E
3,378
CAGR >10%
> 4,946
2005
2009E
1,800
CAGR: +12%
3,200
2006E
2011E
2,482
CAGR >11%
>3.399
2005
2010E

Net Income (€m)



2,557 (2)
CAGR: +5%
2,970 (2)
2006E
2009E
1,382
CAGR +14%
> 4,946
2005
2009E
1,800
CAGR: +15%
1.219
2006E
2011E
585 (2)
CAGR: +14%
1,127
2005
2010E

Despite Endesa's stronger market position compared to its competitors its management team projects lower growth rates than Iberdrola, U.Fenosa and EDP

(1) Like-for-like growth deducting the historical deficit for non-mainland systems in 2006 (€227m) and non-recurrent regulatory items corresponding to previous years in Italy (€86m)

(2) Excluding capital gains

Source: Company's presentations

Endesa's Business Plan: Conservative Assumptions


ENDESA
IBERDROLA
UNION FENOSA
EDP
AVG CAPEX/ AVG EBITDA (%)
52%
66%
74%
79%
GEARING
1.1x
<1.6X
<1.3x
<1.0x
2009E
2009E
2011E
2008E

Despite Endesa's stronger market position compared to its competitors its management team projects lower relative CAPEX and gearing ratio than Iberdrola, U.Fenosa and EDP

Source: Company's presentations, Market estimates and Acciona´s estimates

Endesa's Business Plan: Additional Growth Potential

Business Plan 2005 - 2009

EBITDA 2009 (€m)



8,500
55
25
50
50
40
350
250
505
315
9,005
8,155
Business Plan EBITDA 09E
Pool price
CO2
Distribution Efficiency
Leverage at 1.4x
Total Growth Potential
Potential EBITDA 09E

Net Income 2009 (€m)



2,970
36
16
33
32
26
150
100
251
142
3,253
3,145
Business Plan Net Income 09E
Pool price
CO2
Distribution Efficiency
Leverage at 1.4x
Total Growth Potential
Potential Net Income 09E

Ebitda 2009 improvements could exceed €505m

Additional potential value per share €3.1-€3.6

Conservative assumptions and stronger growth potential

Source: Company's presentation´s and Acciona´s estimates

acciona

Endesa's Business Plan: Conservative Assumptions

CURRENT EBITDA GROWTH (€m)



6,020
+ 19%
7,140
2005
2006E

ESTIMATED POOL PRICE (€MWh)



54
55
55 - 60
Endesa 09e
Union Fenosa 11e
Iberdrola 07-09e

In 2006 the company has achieved 19% growth

If the pool price increases as Iberdrola estimates, Endesa will obtain an EBITDA increase of €25 to €55 million

Source: Company's presentations

Endesa is worth more using competitors' assumptions

Comparable Transactions Average Year+2 (1)

€58.3

endesa

€49.3

MIBEL EV/Ebitda 08e Average (1)

Control premium not included

€50.3

MIBEL EV/Ebitda 08e Average (2)

(1) Assuming Ebitda growth according to Iberdrola's and Unión Fenosa's Business Plan

(2) Assuming an increase in the pool price estimated in Iberdrola's and Unión Fenosa's Business Plan

Source: Implied prices based on Lazard valuations and estimates, Factset Consensus, company accounts and market researches

Endesa with Acciona: greater value

Acciona believes that an Endesa that continues as a publicly-held company is an attractive long-term business proposition, especially with Acciona as a key shareholder (accionista de referencia) of the company. Acciona wants to be a long-term strategic investor in Endesa and to take an active role in determining and implementing its strategic direction.

Acciona continues to evaluate different strategic options for Endesa, including the realization of potential synergies through the possible integration or combination of Acciona's and Endesa's know-how, businesses or assets in the renewable/clean energy sector. Acciona believes that such a combination or integration should achieve even greater value for Endesa shareholders, and would create the world leader in renewable energies.

The analysis contained in the following section is provided for illustrative purposes regarding the possible option of combining or integrating the renewable and clean energy operations of the two companies (which could be accomplished in a variety of ways including but not limited to coordinated operations, joint ventures, the creation of a new joint company or companies). Any proposal by Acciona to combine or integrate those operations would be subject to further study and evaluation, as well as discussions with Endesa management and board of directors, and there can be no assurance that any such proposal would be made or as to its terms, benefits or timing.

ACCIONA: a global leader in renewable energy

Total Installed MWs (December 31 2006E)



Canada
60 MW
USA
86 MW
Mexico
Costa Rica
Chile
Ireland
25 MW
France
78 MW
Spain
2,859 MW
Morocco
10 MW (3rd party)
United Kingdom
Germany
116 MW
Poland
Hungary
Slovenia
Croatia
Greece
35 MW
Italy
32 MW
China
South Korea
India
13 MW
Australia
66 MW
Installed capacity
Projects under development

Worldwide total:
3,380 MWs

ACCIONA: a global leader in renewable energy

Total Installed MW	2006E	2009E
Total Wind Power	**3,173**	**7,828**
Mini-hydro	59	59
Biomass	33	93
Solar	6	385
Cogeneration	109	77
Total Other Energies	**207**	**614**
Total Energy	**3,380**	**8,442**

Development Plan

Total installed Capacity (MWs)



8,442
2,5x
CAGR 09E/06E: +35,7%
3,380
2006E
2009E

Global Ranking* 2006E



Iberdrola
4,608
FPL
4,000
Acciona
3,173
Endesa
1,811
EDP
1,568
Eurus
1,461
Scottish Power
1,122

Global Ranking* 2009E



Acciona
7.828
Iberdrola
7.000
FPL
6.100
EDP
4.200
Endesa
3.497
Scottish Power
3.052

* Wind energy installed capacity

Source: Company's presentations, Market estimates and Acciona´s estimates

Endesa with Acciona: Stronger business, greater value

- Lead the global transition to a sustainable energy model
- Creation of the global leader in renewable energies
- Transform Endesa's financial and growth profile into the most attractive within the utility sector
- Additional value creation from an aligned shareholding – management structure
- Exploit the combination of strong and recurrent cash flows (traditional energies) and solid growth potential (renewables)
- Leverage on Endesa's strong market positions (Spain, Latam, France & Italy) to accelerate growth in renewables through Acciona´s management dynamism

Endesa		Acciona
Strength of an energy leader	+	Strength of a leader in renewables

Endesa with Acciona: Stronger business, greater value

- Strong re-rating potential of the combined renewable asset base
- Opportunity to secure wind turbine availability through Acciona´s manufacturing capacity
- Opportunity to jointly pursue IWPP Projects (Independent Water and Power Production)
- Opportunity to undertake non-organic growth (currently not envisaged in the company's Business Plan) through the combination of Endesa's leverage capacity (up to 1.4x), and Acciona´s management capabilities/value creation track record

Endesa		Acciona
Strength of an energy leader	+	Strength of a leader in renewables

Endesa with Acciona: Stronger business, greater value

INTERNATIONAL EXPANSION ▪ **Renewables** ▪ **Conventional Business**	• **1,000 MW additional in wind by 2010** due to joint optimization of existing projects and grid infrastructure, WTGs availability and power guaranty improvement by the combination of wind and hydro resources
SOLAR BUSINESS DEVELOPMENT	• **160 MW** in **solar PV** installations by 2010 owned for customers • **200,000 m²** in **thermal solar** for domestic and industry use
BIOMASS & CO-COMBUSTION	• **5%** of power in coal plants produced through the use of biomass • **45 MW** in new biomass plants
NEW MORE SUSTAINABLE COMMERCIAL PRODUCTS	• **10% of costumers consuming green energy** with certification of energy origin and commitment of reinvestment in renewables and development of rural electrification programs in developing countries • Energy demand management with energy saving incentives
WIND OFFSHORE	• Technological development and investment in offshore wind
HYDROGEN	• Development by 2010 of commercial technologies in energy storage and regulation as well as hydrogen based fuel
IWPP	• Opportunities in Independent Water and Power Projects of more than 10,000 MWs, Acciona acting as project partner

Together we add more value

Committed to additional growth

Transforming Endesa's financial and growth profile

	Endesa BP 2007-2009	Endesa with Acciona 2007-2009	Iberdrola BP 2007-2009	U.Fenosa BP 2007-2011	EDP BP 2007-2009
CAPEX (€m)	12,300	20,600	9,000	7,500-9,700	7,600
EBITDA (CAGR) (1)	8%	>10%	10%	12%	11%
% CAPEX/EBITDA	52%	81%	66%	74%	79%
Increase in generation capacity (CAGR)	6,665 MWs (+5%)	17,148 MWs (+11%)	4,568 MWs (+4%)	4,686-5,786 MWs (+8-9%)	3,640 MWs (+7%)
Increase in renewable capacity (CAGR)	1,958 MWs (+18%)	11,241 MWs (+36%)	3.190 MWs (+16%)	1,286-1,686 MWs (+42-49%)	2,632 MWs (+28%)

(1) Like-for-like growth deducting the historical deficit for non-mainland systems in 2006 (€227m) and non-recurrent regulatory items corresponding to previous years in Italy (€86m)

Endesa with Acciona: World leader in Renewables

Joint Position

#1 utility company in Spain
#1 renewable energy company in the world in 2009
#1 utility company in Latam
#3 utility company in Italy and France

Endesa with Acciona would be the world leader in renewables

Global Ranking in wind capacity (MW)


2006E
Iberdrola + SPW
5,730
Acciona+ Endesa
4,984
FPL
4,000
EDP
1,568
Eurus
1,461
2009E
Acciona+ Endesa
12.075
Iberdrola + SPW
10.052
FPL
6.100
EDP
4.200

Source: Company's presentations, Market estimates and Acciona´s estimates

acciona

Endesa with Acciona: World leader in renewables

Geographic presence in five continents



Endesa		Acciona
Europe: 6 (Spain, France, Italy, Portugal Poland, Turkey) **America: 5** (Chile, Argentina, Brasil, Perú, Colombia) **Africa:1** (Morocco)	**Presence in 24 countries**	**Europe: 10** (Spain, France, Germany, Italy, Greece, Ireland, United Kingdom, Portugal Poland, Hungary) **America: 3** (USA, Canada, Mexico) **Asia: 3** (India, South Korea and china) **Oceania: 1** (Australia)

acciona

Endesa with Acciona: World leader in Renewables

Total Installed MW	2006E	2009E
Total Wind Power	**4,984**	**12,075**
Mini-hydro	299	304
Biomass	92	466
Solar	12	435
Cogeneration	977	945
Waste	75	75
Total Other Energies	**1,455**	**2,225**
Total Energy	**6,439**	**14,300**

Development Plan in Renewable Energy

Total installed (MWs)



14.300
2,2x
CAGR 09E/06E: +30%
6.439
2006E
2009E

Source: Company's presentations, Market estimates and Acciona´s estimates

Endesa with Acciona: Growth in Renewables

ENDESA WITH ACCIONA	IBERDROLA + SPW	UNION FENOSA	EDP

Renewable capacity (MWs)



CAGR: +30%
6.439
14.300
2006E
2009E
CAGR: +22%
6,040
13,400
2006E
2010E
CAGR: +17%
1,272
2,750
2006E
2011E
CAGR: +28%
1.568
4.200
2006E
2008E

Endesa with Aciona would lead the growth in renewables with almost 14,300 MW installed by 2009, one year ahead IBE+SPW business plan

Source: Company's presentations, Market estimates and Acciona´s estimates

Endesa with Acciona: Re-rating due to positioning as the world leader in renewables

	Trading Multiples 2008E			
	EV/Sales	EV/Ebitda	PE	Ebitda Growth CAGR 06E-08E
TRADITIONAL (EUROPE)	2.3x	8.9x	14.5x	7.8%
RENEWABLE PURE PLAYERS	3.4x	12.0x	28.3x	46.3%
PREMIUN RATING (%)	48%	35%	95%	

Source: Lazard valuations and estimates, Factset Consensus, company accounts and market researches

IPO of EDF Renewable Energy

- IPO Date: November 30th, 2006
- Final offering size: €391 million
- **Over subscription rate Institutional tranche: 31x**
- **Over subscription rate Retail tranche: 10x**
- Final Price: €28,0 per share
- Performance since IPO: 18%
- **EV/Ebitda 2006E multiple: 32.4x**
- **EV/Ebitda 2007E multiple: 22.8x**

Trading Performance EDF RE



+18%
42.0
40.0
38.0
36.0
34.0
32.0
30.0
11/29/2006
12/04/2006
12/07/2006
12/12/2006
12/15/2006
12/20/2006
12/26/2006
12/29/2006
1/05/2007
1/10/2007
1/16/2007
1/19/2007
1/24/2007

Endesa with Acciona would benefit from the higher trading multiples of the renewable energy sector

ACCIONA´s Value Creation Track Record

Acciona's Shareholders' IRR

IRR*: 37 %



180
160
140
120
100
80
60
40
20
0
15,8x
9,8
155
1997
2006

IRR*: 75 %



180
160
140
120
100
80
60
40
20
0
2,9x
53,8
155
2004
2006

* Includes Dividends

Value Created

Airtel (€m)



IRR: 76 %
3500
3000
2500
2000
1500
1000
500
0
9,1x
318
2.900
Investment
Exit

Acciona Energy (€m)*



IRR : 62 %
6000
5000
4000
3000
2000
1000
0
2,0x
2.701
5.307
Investment
SOTP (2)

FCC (€m)



IRR : 46 %
1800
1600
1400
1200
1000
800
600
400
200
0
2,1x
566
1,614
Investment
Market Value + Acruded Div

*Acquisition of EHN and CESA and capex invested to date (2) Average valuation of ANA Energia of: Merrill Lynch, Deutsche Bank, Fidentiis and Kepler

Acciona has a relevant value creation track record

acciona

Conclusions

Conclusion

Strong upside potential "stand alone"

Current share price does not reflect fair value

Current share price does not include control premium

LEADER

INDEPENDENT

WITH ACCIONA

Stronger business, greater value

Appendix

Utility Comparable Multiples

Company	Market Cap.	Enterprise Value	Currency	EV/Sales 2006	EV/Sales 2007	EV/Sales 2008	EV/EBITDA 2006	EV/EBITDA 2007	EV/EBITDA 2008	PER 2006	PER 2007	PER 2008
Endesa (1)	**40.635**	**67.372**	**Euro**	**3,2x**	**3,1x**	**2,9x**	**9,4x**	**8,9x**	**8,4x**	**13,8x**	**15,1x**	**14,0x**
Iberdrola	29.156	43.400	Euro	3,6x	3,3x	3,2x	11,1x	9,9x	9,0x	17,6x	15,3x	13,5x
Union Fenosa	11.581	18.807	Euro	2,9x	2,7x	2,7x	10,0x	9,2x	8,8x	18,1x	15,5x	14,2x
EDP	13.968	26.816	Euro	2,7x	2,6x	2,5x	11,6x	9,9x	9,1x	17,0x	15,0x	14,2x
E.On	67.816	104.654	Euro	1,6x	1,5x	1,5x	9,4x	8,8x	8,3x	15,4x	13,7x	12,7x
RWE	44.140	81.419	Euro	1,8x	1,8x	1,8x	10,3x	9,7x	8,9x	15,3x	14,5x	12,9x
EDF	96.211	156.312	Euro	2,7x	2,6x	2,5x	10,9x	10,1x	9,4x	20,8x	20,8x	17,8x
Suez	47.455	71.714	Euro	1,6x	1,5x	1,4x	10,9x	9,7x	9,0x	14,9x	16,2x	15,2x
Enel	48.688	63.818	Euro	1,7x	1,7x	1,6x	7,7x	7,5x	7,4x	15,3x	15,3x	15,4x
Scottish Power	11.043	13.393	British Pounds	2,1x	1,9x	1,8x	9,6x	8,9x	8,5x	16,0x	15,1x	14,5x
Scottish and Southern	13.095	15.156	British Pounds	1,4x	1,3x	1,3x	10,8x	10,1x	9,6x	16,9x	15,6x	14,8x
Fortum	18.372	23.407	Euro	5,2x	4,8x	4,6x	12,3x	10,4x	10,1x	17,4x	14,7x	14,1x
MIBEL Average (2)				**3,0x**	**2,9x**	**2,8x**	**10,9x**	**9,7x**	**9,0x**	**17,6x**	**15,2x**	**14,0x**
MIBEL Median (2)				**2,9x**	**2,7x**	**2,7x**	**11,1x**	**9,9x**	**9,0x**	**17,6x**	**15,3x**	**14,2x**
European Average (3)				**2,5x**	**2,3x**	**2,3x**	**10,4x**	**9,5x**	**8,9x**	**16,8x**	**15,6x**	**14,5x**
European Median (3)				**2,1x**	**1,9x**	**1,8x**	**10,8x**	**9,7x**	**9,0x**	**16,9x**	**15,3x**	**14,2x**

(1) Minorities at book value (2) Iberian Electricity Market, Endesa is not included (3) Endesa is not included

Closing price as 23/01/2007

Source: Lazard valuations and estimates, Factset Consensus and Endesas Business Plan (24/01/07), company accounts and market researches. Latest Minorities, Net debt and Provisions disclosed

Renewables Comparable Multiples

Company	Market Cap	Enterprise Value	Currency	EV/Sales 2006	EV/Sales 2007	EV/Sales 2008	EV/EBITDA 2006	EV/EBITDA 2007	EV/EBITDA 2008	PER 2006	PER 2007	PER 2008
Repower	889	785	Euro	1,7x	1,2x	0,9x	45,8x	20,1x	10,4x	150,4x	46,8x	22,0x
B&B GWP	992	1.361	Australian Dollar	11,6x	10,9x	8,3x	15,3x	15,2x	11,0x	62,8x	54,3x	54,1x
Clipper	623	575	British Pounds	n.m.	1,6x	1,1x	n.m.	18,7x	12,2x	n.m.	33,3x	16,7x
Gamesa	5.238	6.297	Euro	2,9x	2,3x	2,0x	16,6x	12,8x	10,9x	18,0x	19,9x	17,0x
Suzlon	368.325	367.391	Indian Rupee	4,9x	3,8x	2,7x	22,5x	16,5x	13,1x	33,5x	24,7x	20,7x
EDF-EN	2.327	2.934	Euro	8,9x	6,5x	5,3x	32,4x	22,8x	14,6x	110,8x	66,7x	39,2x
Average				**6,0x**	**4,4x**	**3,4x**	**26,5x**	**17,7x**	**12,0x**	**75,1x**	**40,9x**	**28,3x**
Median				**4,9x**	**3,0x**	**2,3x**	**22,5x**	**17,6x**	**11,6x**	**62,8x**	**40,0x**	**21,4x**

Closing price as 23/01/2007

Source: Lazard valuations and estimates, Factset Consensus, company accounts and market researches. Latest Minorities, Net debt and Provisions disclosed